Exhibit 10.1

Execution Version

CONSENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is made as of this 12th day of February, 2019, by and among iPass Inc., a Delaware corporation (“Parent”), iPass IP LLC, a Delaware limited liability company (“iPass SPV” and, together with Parent, each a “Borrower” and collectively, the “Borrowers”), Fortress Credit Corp., a Delaware corporation (“Fortress”), FIP UST LP, a Delaware limited partnership (“FIP”), and DBD Credit Funding LLC, a Delaware limited liability company (“DBD”, and together with Fortress, FIP and any of their respective affiliates that are lenders under the Credit Agreement (as defined below), individually or collectively, as the context may require, “Lender”).

RECITALS

A.       The Borrowers and Lender have entered into that certain Credit Agreement, dated as of June 14, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Lender has agreed to make certain advances of money and to extend certain financial accommodations to the Borrowers in the amounts and manner set forth in the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

B.       The Borrowers have informed Lender that Parent has entered into that certain Agreement and Plan of Merger, dated as of November 12, 2018, by and among Pareteum Corporation (“Pareteum”), TBR, Inc. (“Merger Sub”) and Parent, pursuant to which Pareteum will acquire all of the equity interests of Parent and, following such acquisition, Merger Sub will merge with and into Parent pursuant to Section 251(h) of the Delaware General Corporate Law (such agreement, the “Merger Agreement” and such transaction, the “CoC Transaction”).

C.       The consummation of the CoC Transaction constitutes a Change of Control that, absent this Amendment, is an Event of Default under Section 9.11 of the Credit Agreement (the “CoC Default”).

D.       Borrowers have requested, and Lender has agreed, (a) to consent to the CoC Transaction and waive the CoC Default and (b) to amend certain provisions of the Credit Agreement, in each case, in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and the Borrowers hereby agree as follows:

1.            Consent. Subject to the satisfaction of the conditions set forth in Section 4 below, and in reliance on the representations and warranties contained in Section 3 below, as of the Amendment No. 1 Effective Date, Lender hereby consents to the CoC Transaction and waives the CoC Default solely to the extent the CoC Transaction is consummated on or prior to February 27, 2019. This limited consent and waiver set forth in this Section 1 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not, except as expressly provided herein, be deemed to (a) be a consent or waiver to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document; (b) prejudice any right that Lender has or may have in the future under or in connection with the Credit Agreement or any other Loan Document; (c) constitute a consent to, or waiver of, any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement or any other Loan Documents except as explicitly set forth herein; (d) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit; or (e) establish a custom or course of dealing among any of the Loan Parties, on the one hand, or any Lender, on the other hand. For the avoidance of doubt, except as otherwise agreed in writing by the Lender, the consent and waiver set forth in this Section 1 shall be of no further force or effect, and shall be rescinded, on and at all times after February 28, 2019 in the event that the COC Transaction has not be consummated by February 27, 2019.

2.            Amendment to Credit Agreement. Subject to the terms and conditions of this Amendment, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order therein:

“Amendment No. 1” means that certain Consent and Amendment No. 1 to Credit Agreement, dated as of February 12, 2019, by and among Parent, iPass SPV and Lender.

“Amendment No. 1 Effective Date” means February 12, 2019 (subject to satisfaction of the conditions to effectiveness set forth in Section 4 of Amendment No. 1).”

“CoC Transaction” is defined in the definition of “Merger Agreement”.

“Existing Warrants” means (i) that certain Common Stock Purchase Warrant, dated as of June 14, 2018, granted by Parent to FIP UB Investments LP or its assigns and (ii) that certain Common Stock Purchase Warrant, dated as of June 14, 2018, granted by Parent to Drawbridge Special Opportunities Fund LP or its assigns.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November 12, 2018, by and among Pareteum, TBR, Inc. and Parent pursuant to which Pareteum will acquire Parent and, following such acquisition, TBR, Inc. will merge with and into Parent (such transaction, the “CoC Transaction”).

“New Warrant” means the Warrant to be granted in connection with the CoC Transaction, pursuant to which Lender or its Affiliates, as applicable, shall be entitled to purchase up to 325,000 shares of Pareteum at $2.78 per share in accordance with the Merger Agreement.

“Pareteum” means Pareteum Corporation, a Delaware corporation.

“Warrants” means, collectively, the Existing Warrants and the New Warrant.

(b)       Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Warrant” in its entirety.

(c)       Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Loan Documents” in its entirety and replacing it with the following:

“Loan Documents” means this Agreement, the Disclosure Letter, the Board Observation Rights Letter, the Notes, the Warrants, the Perfection Certificate, each Guaranty (as amended or supplemented by any joinders of any Guarantors or any other Person), the Security Documents (as amended or supplemented by any joinders of any Loan Parties or any other Person), the Patent Assignment Agreement, the Patent License Agreement, Amendment No. 1, and any other present or future agreement by a Loan Party for the benefit of Lender in connection with this Agreement, all as amended, restated, or otherwise modified.

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(d)       Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Loan Parties” in its entirety and replacing it with the following:

“Loan Parties” means, collectively, (a) Parent, (b) iPass SPV and (c) each Guarantor (other than Pareteum).

(e)       Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:

“Maturity Date” means February 27, 2019.

(f)       All references to “Warrant” in the Credit Agreement and the Loan Documents (other than the Existing Warrants) shall be deemed to be a reference to “Warrants”.

3.            Representations and Warranties; Reaffirmation of Security Interest. Each Borrower, as of the date hereof and the Amendment No. 1 Effective Date, hereby:

(a)       represents and warrants that the representations and warranties of each Loan Party contained in each Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (provided, that such materiality qualifier shall not be applicable to those representations and warranties qualified or modified by materiality in the text thereof) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b)       agrees that nothing herein is intended to impair or limit the validity, priority or extent of Lender’s security interests in and Liens on the Collateral. Each Loan Party acknowledges and agrees that the Credit Agreement, the other Loan Documents and this Amendment constitute the legal, valid and binding obligation of such Loan Party, and are enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4.            Conditions to Effectiveness. This Amendment shall become effective as of February 12, 2019 only if on or prior to such date each of the following conditions has been satisfied, as determined by Lender in its reasonable discretion (the “Amendment No. 1 Effective Date”):

(a)          Documentation. Lender shall have received, in form and substance satisfactory to it and its counsel, each of the following duly executed and delivered:

(i)       duly-executed joinder documents from Pareteum to the Guaranty and the Security Documents;

(ii)       from Pareteum, a certificate of its secretary or assistant secretary dated as of the date hereof, certifying as to: (A) the resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it, a copy of which is attached thereto; (B) its Organizational Documents, a copies of each is attached thereto and (C) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to be executed by it;

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(iii)       with respect to Pareteum, from the Secretary of State (or other appropriate governmental official) of its jurisdiction of incorporation, a good standing certificate and certified copy of its certificate of incorporation; and

(iv)       such other documents and information as Lender may reasonably require.

(b)          Representations and Warranties. The representations and warranties of each Loan Party contained in each Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (provided, that such materiality qualifier shall not be applicable to those representations and warranties qualified or modified by materiality in the text thereof) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. Lender shall not have become aware of any new or inconsistent information or other matter which was not previously disclosed to Lender.

(c)          Absence of Default. No Default or Event of Default exists or would result from this Amendment and no event or circumstance exists that can reasonably be expected to have a Material Adverse Effect.

(d)          No Material Adverse Effect. Both immediately before and after giving effect to this Amendment, no Material Adverse Effect shall have occurred or be continuing.

(e)          Receipt of Fees. Lender shall have received all fees and expenses due and payable on or prior to the Amendment No. 1 Effective Date, including, without limitation, (i) a consent fee for the account of each Lender in the aggregate amount of $150,000 and (ii) the Lender Expenses.

(f)       New Warrants. The Existing Warrants shall have been exchanged for the New Warrant.

5.            Additional Fee. In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party and Pareteum hereby agrees that, to the extent the Obligations have not been indefeasibly repaid in full in cash on or prior to February 28, 2019, the Loan Parties and Pareteum jointly and severally agree to pay a fully earned, non-refundable fee for the account of each Lender in the aggregate amount of $200,000 on March 1, 2019. Once paid, the fees payable hereunder will be deemed fully earned and shall not be refundable under any circumstances. All such fees will be paid in U.S. dollars in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim. All or any portion of the fees received by the Lenders hereunder may, in such Lender’s sole discretion, be allocated to any affiliate or managed fund of such Lender or any other Lender or be shared among such Lender and its affiliates or managed funds.

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6.            Release. In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of its respective current and former directors, officers, shareholders, agents, and employees, and each of its respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge Lender and each of its respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any Loan Party, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, in each case, based in whole or in part on facts, whether or not now known, existing before the Amendment No. 1 Effective Date. Each Loan Party acknowledges that the foregoing release is a material inducement to each Lender’s decision to enter into this Amendment and agree to the modifications contemplated hereunder, and has been relied upon by Lender in connection therewith.

7.            No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Loan Documents or any of Lender’s rights and remedies in respect of such Defaults or Events of Default. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

8.            Affirmation. Except as specifically amended pursuant to the terms hereof, each Loan Party hereby acknowledges and agrees that the Credit Agreement and all other Loan Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Loan Party. Each Loan Party covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Loan Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

9.            Miscellaneous.

(a)       Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment. Except as specifically amended above, the Credit Agreement, and all other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Borrower.

(b)       Incorporation of Credit Agreement Provisions. The provisions contained in Section 12.01 (Governing Law; Submission to Jurisdiction); Section 12.02 (Jury Trial Waiver); Section 12.03 (Additional Waivers in the Event of Enforcement), Section 13.01 (Successors and Assigns) and Section 13.02 (Costs and Expenses; Indemnification) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, mutatis mutandis, and the parties hereto agree to such terms.

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(c)       Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)       Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original and all taken together, constitute one Agreement.

(e)       Entire Agreement. This Amendment represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

(f)        Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Amendment as of the day and year first hereinabove set forth.

LENDER:

FORTRESS CREDIT CORP.

By	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FIP UST LP

By: FIP FUND I GP LLC, its general partner

By	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

DBD CREDIT FUNDING LLC

By	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

[Signature Page to Consent and Amendment No. 1]

BORROWERS:	IPASS INC. By: /s/ Gary Griffiths Name: Gary Griffiths Title: President and Chief Executive Officer IPASS IP LLC By: Gary Griffiths Name: Gary Griffiths Title: President

[Signature Page to Consent and Amendment No. 1]

ACKNOWLEDGED BY:	PARETEUM CORPORATION By: /s/ Robert H. Turner Name: Robert H. Turner Title: Executive Chairman and Principal Executive Officer

[Signature Page to Consent and Amendment No. 1]